UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

Pre-effective Amendment #1 to

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SWAV ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	5020	N/A
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

Unit 628, 138 – 4th Avenue SE, Calgary, Alberta T2G 4Z6, Canada (403) 229-2351
(Address and telephone number of registrant's principal executive offices)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, NV 89511
Telephone: (775) 688-3061
(Name, address and telephone number of agent for service)

Copy of communications to:
Clark Wilson LLP
Attn: L.K. Larry Yen, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: (604) 687-5700

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the properties is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Common Stock to be offered for resale by selling stockholders	2,500,000	$0.03	$75,000	$2.30
Total Registration Fee				$2.30

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Based on the last sales price on May 4, 2007. The selling stockholders will sell their shares of our common stock at a price of $0.03 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion
____, 2008

SWAV ENTERPRISES LTD.
A NEVADA CORPORATION

2,500,000 SHARES OF COMMON STOCK OF SWAV ENTERPRISES LTD.
_________________________________

This prospectus relates to 2,500,000 shares of common stock of SWAV Enterprises Ltd., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The shares were acquired by the selling shareholders directly from our company in private offerings that were exempt from the registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that we will be able to locate a market maker willing to file a Form 15c-211 for our company. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for the expenses of this offering.

We are a development stage company and we have received a going concern opinion from our independent auditors. Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2008.

As used in this prospectus, the terms “we”, “us” and “our” refer to SWAV Enterprises Ltd. and/or SWAV Holdings Inc., our wholly owned subsidiary, as the case may be, and the term “SWAV Holdings” means SWAV Holdings Inc. All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated on March 20, 2007, in the State of Nevada. On April 1, 2007, we acquired SWAV Holdings Inc. of Calgary, Alberta. SWAV Holdings is an importer and wholesaler of Chinese manufactured goods. SWAV Holdings was incorporated in the Province of Alberta in 1999. On April 1, 2007, we acquired all of the issued and outstanding share capital of SWAV Holdings by completing two share exchange agreements with then shareholders of SWAV Holdings. Pursuant to the share exchange agreements, the then shareholders of SWAV Holdings exchanged all of their common shares in SWAV Holdings with 8,900,000 common shares of our company on April 1, 2007.

Since 1999, SWAV Holdings has been an importer and wholesaler of promotional gift products, women’s clothing, ballroom dancing shoes, and women’s fashion accessories manufactured in China. Recently, SWAV Holdings has expanded its focus to import and wholesale of office and home furnishing products such as chairs, stools, shelves, side table, dining tables and sofas manufactured in China. SWAV Holdings has its principal operating office and a warehouse in Calgary, Alberta, Canada.

Our resident agent in Nevada is the Corporation Trust Company of Nevada and its address is 6100 Neil Road, Suite 500, Reno, NV 89511. Its telephone number is (775) 688-3061. Our principal executive offices are located at 628 –138 – 4th Avenue SE, Calgary, Alberta T2G 4Z6, Canada. Our telephone number is (403) 229-2351.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,500,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that we will be able to locate a market maker willing to file a Form 15c-211 for our company. Additionally, our company cannot provide any assurance that shares of our common stock will be traded on the OTC Bulletin Board. Because of the lack of a public market for the shares of our common stock at this time, shares of our common stock must be considered illiquid and you may have difficulty finding a purchaser for share of our common stock until a public market for share of our common stock materializes.

Our chief executive officer, Ms. Pui Shan Lam, and our chief financial officer, Mr. Thomas Chan, collectively hold 53.51% of issued and outstanding shares of our common stock and have the ability to exercise substantial control over our company’s operations.

Please see the Plan of Distribution section at page 15 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 11,400,000 shares of our common stock issued and outstanding as at January 14, 2008.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

SUMMARY OF FINANCIAL DATA

The following information represents selected audited financial information for SWAV Holdings, our wholly owned operating subsidiary, for the 10-month transitional fiscal year from June 1, 2006 to March 31, 2007 and the fiscal year ended May 31, 2006 and selected unaudited consolidated financial information for our company for the six month period ended September 30, 2007. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statement and the audited financial statements of SWAV Holdings, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis or Plan of Operation” beginning on page 24 of this prospectus.

	For the Six Months Ended September 30, 2007(1)	For the Year Ended March 31, 2007(2)	For the Year Ended May 31, 2006(2)
Revenue	$15,350	$18,802	$18,764
Net Income (Loss)	$(41,964)	$(16,669)	$10,689
Income (Loss) Per Share - Basic and Diluted	$(0.003)	$(16.65)	$10.69

	As at September 30, 2007(1)	As at March 31, 2007(2)	As at May 31, 2006(2)
Working Capital (Deficiency)	$32,771	$2,188	$(59,351)
Total Assets	$44,602	$3,020	$300
Accumulated Deficit	$(140,511)	$(98,547)	$(72,243)
Total Stockholders’ Equity (Deficit)	$32,771	$2,188	$(59,351)

(1)	Selected unaudited consolidated financial information for our company.

(2)	Selected audited financial information for SWAV Holdings. SWAV Holdings had a fiscal year end of May 31 but changed its fiscal year end to March 31 in 2007.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

We have only recently begun selling furniture goods with primarily Chinese or Asian style and if we fail to offer merchandise that our customers find attractive, the demand for our products may be limited and our operating results will be affected adversely.

We have only recently begun selling furniture goods with primarily Chinese or Asian style and we cannot assure you that our product offerings will be accepted by consumers as distinctive in design, useful, and well made. We may not be successful in offering products that meet these requirements. If our products do not become popular with our customers, if other retailers, especially department stores or discount retailers, offer the same products or products similar to those we sell, or if demand generally for design products such as ours decreases or fails to grow, our sales may decline or we may be required to offer our products at lower prices. If customers buy fewer of our products or if we have to reduce our prices, our net sales will decline and our operating results would be affected adversely.

Moreover, in order to meet our strategic goals, we must successfully identify, obtain supplies of, and offer to our customers new, innovative and high quality design products on a continuous basis. These products must appeal to a wide range of customers whose preferences may change in the future. If we misjudge either the market for our products or our customers’ purchasing habits, we may be faced with significant excess inventories for some products and missed opportunities for products we chose not to stock.

We do not have long-term vendor contracts and we may not have access to products that we sell. Accordingly, if we are unable to provide our customers with continued access to popular products, our net sales will decline and our operating results would be harmed.

All of the products that we offer are manufactured by third-party suppliers. We do not typically enter into formal exclusive supply agreements for our products and, therefore, have no contractual rights to exclusively market and sell them. Since we do not have arrangements with any vendor or distributor that would guarantee the availability or exclusivity of our products from year to year, we do not have a predictable or guaranteed supply of these products in the future. If we are unable to provide our customers with continued access to popular products, our net sales will decline and our operating results would be harmed.

Because we do not plan to stock pile inventory of our imported goods, if we do not manage our inventory levels successfully, our operating results will be adversely affected.

Because we do not plan to stock pile inventory of the goods we import, we must effectively manage our inventory levels to operate our business successfully. Our success depends upon our ability to anticipate and respond to changing merchandise trends and customer demands in a timely manner. If we misjudge market trends, we may overstock unpopular products and be forced to take significant inventory markdowns, which would have a negative impact on our operating results. Conversely, shortages of popular items could result in loss of sales and have a material adverse effect on our operating results.

Consumer preferences may change between the time we order a product and the time it is available for sale. We base our product selection on our projections of consumer preferences in a future period, and our projections may not be accurate. As a result, we are vulnerable to consumer demands and trends, to misjudgments in the selection and timing of our merchandise purchases and fluctuations in the economy. Additionally, our inventory is sourced from vendors located in China. This usually requires us to order merchandise, and enter into purchase order contracts for the purchase and manufacture of such merchandise, well in advance of the time such products will be offered for sale, which makes us vulnerable to changes in consumer demands and trends. If we do not accurately predict our customers’ preferences and acceptance levels of our products, our inventory levels will not be appropriate and our operating results may be negatively impacted.

We rely on foreign sources of production and as a result we are subject to risks of import duty and quota fluctuations and if the country or countries from which we currently import or import in the future become subject to trade restriction from Canada, we will have difficulties locating alternative supply of our products and our operating results will suffer.

We currently source a substantial portion of our products from foreign manufacturers. As such, we are subject to risks and uncertainties associated fluctuation of import duties and quotas on the goods we import into Canada.

Additionally, countries in which our products are currently manufactured or may be manufactured in the future may become subject to trade restrictions imposed by the Canadian or foreign governments. Any event causing a disruption or delay of imports from foreign vendors, including the imposition of additional import restrictions, restrictions on the transfer of funds or increased tariffs or quotas, or both could increase the cost or reduce the supply of merchandise available to us and adversely affect our operating results.

Any changes in the political and economic policies of, or any new regulations implemented by, the Chinese governments could affect, or even restrict, the operation of our business and our ability to generate revenues.

Our company relies on manufacturers and distributors located in China. Accordingly, our business, results of operations and financial conditions are affected to a significant degree by the economic, political and legal developments in China.

Since the late 1970s, the Chinese governments have been reforming China’s economic system. Although we believe that economic reform and the macroeconomic measures adopted by the Chinese governments have had and will continue to have a positive effect on economic development in China, there can be no assurance that the economic reform strategy will not from time to time be modified or revised. Some modifications or revisions, including the adoption of governmental regulations affecting the export of products that our company purchases, could have a material adverse effect on our business. Furthermore, there is no guarantee that the Chinese governments will not impose other economic or regulatory controls that would have a material adverse effect on our business. Any changes in the political, economic and social conditions in China, changes in policies by the Chinese governments or changes in the laws and regulations imposed on the business of manufacturing and distributing furniture products and accessories could affect the manner in which we operate our business and restrict or prohibit transactions initiated or conducted by us. Any such changes or new regulations could affect our ability to purchase, import and distribute such products and therefore affect our ability to generate revenues.

Product liability claims or concerns about the safety of products manufactured in China could harm our reputation, increase costs or reduce sales.

We may experience defects or errors in products manufactured in China after their sale to customers. Individuals could sustain injuries from our products, and we may be subject to claims or lawsuits resulting from these injuries. If any individual is harmed by our products, we may face product liability claims. If we cannot successfully defend ourselves against the product liability claim, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

  decreased demand for our products;

  injury to our reputation;

  costs of related litigation;

  substantial monetary awards to plaintiffs; and

  loss of revenues.

A product liability or other claim with respect to uninsured liabilities could have a material adverse effect on our business and prospects.

Furthermore, concerns about the safety of products manufactured in China, whether caused by our products or not, could result in the rejection of our products by customers, damage to our reputation, lost sales, increased costs, any of which could harm our business.

The costs of being a public reporting company for our company because of the requirements imposed by the Sarbanes-Oxley Act may be very high and may cause us to devote a disproportional amount of our capital resources to the compliance of these requirements and adversely affect our financial conditions.

The Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission have increased the scope, complexity, and cost of corporate governance, reporting, and disclosure practices. These regulations are applicable to our company. We expect to experience increasing compliance costs, including costs related to internal controls, as a result of the Sarbanes-Oxley Act. These necessary costs are proportionately higher for a public company of our size and will affect our profitability more than that of some of our larger competitors.

We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product selection and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal and state securities laws against them.

Because our officers, directors and principal shareholders control a large percentage of our common stock, such insiders have the ability to influence matters affecting our shareholders.

Our officers and directors, in the aggregate, beneficially own 53.51% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you would lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may adversely affect the market price of our common stock in a material manner.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 21.93% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 28 for discussions of penny stock rules), the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 25,000,000 common shares, of which 11,400,000 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 6 to 11, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,500,000 shares of common stock which were issued pursuant to private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act of 1933.

The selling stockholders will sell their shares of our common stock at a fixed price $0.03 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The offering price of $0.03 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, no valuation or appraisal has been prepared for our business and business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. Our company estimates that the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $30,500.

DILUTION

The common stock to be sold by the selling stockholders is the 2,500,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future.

Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 2,500,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of January 14, 2008 and the number of shares of common stock covered by this prospectus.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. All of the selling stockholders are friends, family and close business associates of Pui Shan Lam, our President, Chief Executive Officer and a director of our company.

Selling Stockholder and Position, Office or Material Relationship with SWAV Enterprises Ltd.	Common Shares Owned by Selling Stockholder before this Offering(1)	Shares Offered pursuant to this Offering	% of Total Issued and Outstanding Shares Owned by Selling Stockholder	Number of Shares Owned by Selling Stockholder after Offering and Percent of Total Issued and Outstanding Shares if All Shares Offered are Sold(2)
				# of Shares	% of Class
101006525 Saskatchewan Ltd.(3)(4)	15,000	15,000	0.13%	Nil	0%
Ada Chan(3)	35,000	35,000	0.31%	Nil	0%
Sara Chan(3)	35,000	35,000	0.31%	Nil	0%
Shelley Chan(3)	35,000	35,000	0.31%	Nil	0%
Carl Chan(3)	120,000	120,000	1.05%	Nil	0%
Alice Chow(3)	70,000	70,000	0.61%	Nil	0%
Felix Chow(3)	40,000	40,000	0.35%	Nil	0%
Martin H.T. Chuah(3)	50,000	50,000	0.44%	Nil	0%
Shirley P. Chuah(3)	50,000	50,000	0.44%	Nil	0%
1220035 Alberta Ltd.(3)(5)	60,000	60,000	0.53%	Nil	0%
Winnie Fung(3)(6)	62,000	62,000	0.54%	Nil	0%
Charles King Leung Lam(3)	70,000	70,000	0.61%	Nil	0%
Patricia Sau Fong Lam(3)	70,000	70,000	0.61%	Nil	0%
Raymond Lok Hang Lau(3)	70,000	70,000	0.61%	Nil	0%
Ivan Man Chung Lau(3)	70,000	70,000	0.61%	Nil	0%
Nga Yee Ellen Lo(3)	70,000	70,000	0.61%	Nil	0%
Brenda Lee(3)	35,000	35,000	0.31%	Nil	0%
Peter Lee(3)	35,000	35,000	0.31%	Nil	0%
Joanne Pui Kay Lee(3)	30,000	30,000	0.26%	Nil	0%
Edmund Lo(3)	70,000	70,000	0.61%	Nil	0%
Betty King Lui(3)	20,000	20,000	0.18%	Nil	0%
Grace Weisgerber-Ma(3)	80,000	80,000	0.70%	Nil	0%
Christina Ma(3)	35,000	35,000	0.31%	Nil	0%
Michelle Ma(3)	35,000	35,000	0.31%	Nil	0%
Lynda E. Malick(3)	70,000	70,000	0.61%	Nil	0%
Morris S. McManus(3)	270,000	270,000	2.37%	Nil	0%
Danny C.P. Ng(3)	17,000	17,000	0.15%	Nil	0%
Helen Ng(3)	17,000	17,000	0.15%	Nil	0%

Selling Stockholder and Position, Office or Material Relationship with SWAV Enterprises Ltd.	Common Shares Owned by Selling Stockholder before this Offering(1)	Shares Offered pursuant to this Offering	% of Total Issued and Outstanding Shares Owned by Selling Stockholder	Number of Shares Owned by Selling Stockholder after Offering and Percent of Total Issued and Outstanding Shares if All Shares Offered are Sold(2)
				# of Shares	% of Class
Richard Ng(3)	17,000	17,000	0.15%	Nil	0%
Cheuk Shan Ngai(3)	60,000	60,000	0.53%	Nil	0%
Gerry A. Peacock(3)	70,000	70,000	0.61%	Nil	0%
Stephano Priolo(3)	35,000	35,000	0.31%	Nil	0%
Stephanie Priolo(3)	35,000	35,000	0.31%	Nil	0%
Edwin Sui Lam Tam(3)	60,000	60,000	0.53%	Nil	0%
Tong Tang(3)	100,000	100,000	0.88%	Nil	0%
Zhao Hui Ma(3)	80,000	80,000	0.70%	Nil	0%
Missey Vongputtha(3)	17,000	17,000	0.15%	Nil	0%
Lan Yuk Wong(3)	70,000	70,000	0.61%	Nil	0%
Suzanne So Ting Wong(3)	70,000	70,000	0.61%	Nil	0%
Bon Bon Wu(3)	40,000	40,000	0.35%	Nil	0%
Zitong Xiong(3)(7)	30,000	30,000	0.26%	Nil	0%
Jim Yaschuk(3)	35,000	35,000	0.31%	Nil	0%
Brent Yaschuk(3)	35,000	35,000	0.31%	Nil	0%
Jing Na Yu(3)	50,000	50,000	0.44%	Nil	0%
Kin Wai Yu(3)	60,000	60,000	0.53%	Nil	0%
Totals:	2,500,000	2,500,000	21.93%

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	Based on 11,400,000 common shares issued and outstanding on January 14, 2008.

(3)

The respective selling security holders acquired their respective shares by way of a private placement pursuant to subscription agreements that were entered into between our company and the respective selling stockholders on May 4, 2007. We issued an aggregate of 2,500,000 common shares to the selling security holders at an offering price of $0.03 per share for gross offering proceeds of $75,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. We were subject to Category 3 of Rule 903 of Regulation S and accordingly, we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

(4)	Rob Chan exercises discretion over investment decisions for 101006525 Saskatchewan Ltd.

(5)

Allan Fung exercises discretion over investment decisions for 1220035 Alberta Ltd. Mr. Allan Fung is a son of Pui Shan Lam. However, Mr. Fung does not reside with Ms. Lam and Mr. Fung exercises independent discretion over investment decisions of 120035 Alberta Ltd.

(6)	Winnie Fung is a daughter of Pui Shan Lam and resides with Ms. Lam. However Mr. Fung exercises independent discretion over her own investment decisions.

(7)	Zitong Xiong is a common law spouse of Thomas Chan and resides with Mr. Chan.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions; and

6.	a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144 after May 4, 2008.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act of 1933, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

We do not currently have a transfer agent, but will appoint one as soon as practicable.

LEGAL PROCEEDINGS

As of January 14, 2008, we know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Pui Shan Lam	President, Chief Executive Officer and Director	50	March 20, 2007
Thomas Chan	Chief Financial Officer, Secretary and Director	27	April 25, 2007

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Pui Shan Lam, President and founder of both SWAV Enterprises Ltd. and SWAV Holdings Inc., is a business women and an entrepreneur. She has involved herself in numerous ventures in both Hong Kong and Canada in the past 25 years. In early 1980’s, Miss Lam co-founded a transportation company in Hong Kong. This company was specialized in transporting goods from China to Hong Kong. Miss Lam oversaw the operations of this company until she immigrated to Canada in the mid 1990’s. After immigrating to Canada, she established SWAV Holdings Inc. in the late 1990’s. Since establishing the company, Miss Lam has been traveling to China and Hong Kong on a regular basis and has met or gotten to know a number of furniture suppliers in China, particularly in the Guangdong province. The suppliers she met in the Guangdong province of China include Kingsin Furniture, Huasheng Furniture Manufacturing Co. Ltd., Haojin Furniture Factory Co. Ltd., Sailisha Furniture Co. Ltd. and Chuang Hui Furniture Co. Ltd.

Thomas Chan, Chief Financial Officer and Secretary of SWAV Enterprises Ltd., has been working as a financial analyst. He graduated from the University of Regina with a Bachelor of Business Administration and Certificate of Economics in 2006. Mr. Chan also completed the Canadian Securities Course in 2007. Since graduation in 2006 until now, he has worked as a consultant and has assisted in the analysis and evaluation of a number of projects for two Capital Pool Companies listed on the TSX Venture Exchange in Alberta, Canada, namely Silvor Foxx Capital Corp. and Tiex Inc. His involvement in these projects includes in analyzing the financial feasibility of the projects, preparing financial presentations and drafting business plans.

Significant Employees

The current management consists of Pui Shan Lam, the founder of SWAV Enterprises Ltd. and SWAV Holdings, Thomas Chan, Chief Financial Officer, Secretary and a director of SWAV Enterprises Ltd. This management team is supported by 3 other associates and part-time staffs who attended to the administration functions of our company. The management of the company will focus their attention in developing the sale channels and sourcing of products while many administrative functions will be handled by our associates and part-time staffs.

In addition to our own direct employees, we have also relied on Grace Weisgerber, who is an associate employed by Able Auctions in Calgary, Alberta. We do not employ Ms. Grace Weisberber directly but we access her many years of experience in the auction market through our engagement of Able Auction to assist us in the auctioning of our imported goods.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 14, 2008 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Pui Shan Lam 90 Holmwood Ave NW Calgary, AB T2K 6K7 Canada	6,000,000 Common Shares	52.63%
Thomas Chan 2212 – 20 Harvest Rose Park NE Calgary, AB T3K 4Z1 Canada	100,000 Common Shares	0.88%
Directors and Officers (2) (as a group)	6,100,000 Common Shares	53.51%

(1)	Based on 11,400,000 shares outstanding as of January 14, 2008.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or Bylaws, the operation of which may at a subsequent date result in a change of control of our company

DESCRIPTION OF COMMON STOCK

We are authorized to issue 25,000,000 shares of common stock with a par value of $0.001. As at January 14, 2008 we had 11,400,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Clark Wilson LLP, of 800-885 W Georgia Street, Vancouver, British Columbia, Canada, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have engaged the firm of K.R. Margetson Ltd., to audit our consolidated financial statements for the fiscal year ended March 31, 2007. There has been no change in the accountants and no disagreements with K.R. Margetson Ltd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of our company and the financial statements of SWAV Holdings included in this prospectus have been audited by K.R. Margetson Ltd., of P.O. Box 45, 5588 Inlet Avenue, Sechelt, British Columbia, V0N 3A0, to the extent and for the period set forth in their report appearing elsewhere in the registration statement and prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that the corporation shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of its agents against expenses and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our Bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of the corporation; or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The term “proceeding” includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head office is located at Suite 628, 138 – 4th Avenue S.E., Calgary, Alberta, Canada T2G 4Z6. We rent our executive and head office on a monthly basis and pay CAD$500 per month for the rent to an unaffiliated third party. We also pay CAD$200.00 per month to Ms. Lam for partial use of a 1,200 square feet warehousing facility. The rent we are paying to Miss Lam is comparable to rent payable to an unaffiliated third party.

DESCRIPTION OF BUSINESS

Overview and Corporate Background

We were incorporated on March 20, 2007, in the State of Nevada. On April 1, 2007, we acquired SWAV Holdings Inc. of Calgary, Alberta. SWAV Holdings is an importer and wholesaler of Chinese manufactured goods. SWAV Holdings was incorporated in the Province of Alberta, Canada in March 1999. On April 1, 2007, we acquired all of the issued and outstanding share capital of SWAV Holdings by completing two share exchange agreements with then shareholders of SWAV Holdings. Pursuant to the share exchange agreements, the then shareholders of SWAV Holdings exchanged all of their common shares in SWAV Holdings with 8,900,000 common shares of our company on April 1, 2007.

Recently, SWAV Holdings has expanded its focus to office and home furnishing products. SWAV Holdings has its principal operating office and a warehouse in Calgary, Alberta, Canada.

Corporate Background

SWAV Holdings initially imported a variety of goods from China and wholesaled them in the Calgary area. Early products included: various promotional gift products, women’s clothing, ballroom dancing shoes, and women’s fashion accessories. The original warehouse doubled as a showroom, where clients could browse through the products and immediately fill their orders. Most of the early clients were from Calgary and the surrounding areas. SWAV Holdings then began focusing on personalized promotional products. This enabled the company to fill numerous orders for goods such as: tailored pens, promotional key chains, business card holders, and even political paraphernalia. Clients included local accounting firms, auto dealerships, restaurants, and regional politicians.

In addition, because our President and Chief Executive Officer, Pui Shan Lam, has traveled frequently to China and has become generally familiar with doing business with Chinese businesses, we have provided consulting services to other companies in Canada who wish to carry out various projects in China. However, we have ceased provision of consulting services as a part of our business in summer of 2007 after we established a focus on importing furniture goods manufactured in China.

SWAV Holdings has successfully conducted business through various distribution channels, such as auctions and trade shows. We engage Able Auctions, an auction house in Calgary, Alberta, Canada to conduct auctions for us, which generally occur once a month. We have effectively used auctions to dispose of our excess inventory. Through our engagement of Able Auctions, we do not have to pay for any of the operating expenses related to the auction house other than paying a commission on any sale. The auction house does its own advertising as it deems necessary and provides warehousing facility as required. In addition, SWAV Holdings has rented kiosks in the General Store, which is located in a shopping mall in Calgary, Alberta, Canada and outdoor events to try and further promote and sell its goods. Through the arrangement with the General Store, we do not have to engage sale staff as it is provided by the General Store, which charges rent for the kiosks and a commission on all the sales.

Beginning in early 2007, SWAV Holdings recognized an opportunity in the furniture market due to strong housing activities in Alberta. SWAV Holdings decided to expand its business to take advantage of this growth. Presently our company has established and aims to further develop those working relationships with China-based furniture suppliers and manufacturers developed by our President and Chief Executive Officer, Pui Shan Lam. We believe this will serve as a competitive advantage and provide significant benefits and future opportunities

Location and Facilities

SWAV Holdings maintains its head office in downtown Calgary, Alberta, Canada. The company also has a warehouse in the industrial sector of the city. There are also showroom facilities at both locations. Our company has also utilized auction warehouse facilities as storage. Able Auctions does not charge the company for the use of this space.

Products

Through our wholly owned subsidiary, SWAV Holdings, we will continue to offer our existing products, which include: various promotional gift products, women’s clothing, ballroom dancing shoes, women’s fashion accessories, ceramic statues, and silk orchids.

In addition to our current product lines, we have also introduced furniture goods manufactured in China with primarily Chinese or Asian styles. We have started importing furniture in the summer of 2007 by shipping one 40 foot container from China to Calgary, Alberta, Canada. Since then, we have sold most of the furniture goods shipped during this summer to private purchasers and to the public through engagement of Able Auctions, an auction house in Calgary, Alberta, Canada. In addition, we have shipped another container of furniture goods from China to Calgary, Alberta, Canada in the beginning of November, 2007.

The furniture product line includes chairs, stools, shelves, side table, dining tables, sofas, etc. For the new furniture product line, we may import furniture based on specific orders from clients and import furniture that will be sold through our show room and auctions. The majority of the imported furniture to be held in inventory will be purchased based upon the management’s decisions. Clients will also have the option to place specified orders to suit their particular needs.

Source of Products

We plan to purchase all of our products directly from the manufacturers/suppliers based upon the expected market demand. Principally, all of our products will be purchased from suppliers and manufacturers based in China. In addition to normal purchasing channels, we will seek out manufacturers that have surplus production. These surpluses are comprised of remaining inventory from job lots. This will allow us to have a larger selection of items offered at competitive prices.

Furthermore, our President and Chief Executive Officer, Pui Shan Lam, has met and gotten to know a number of furniture suppliers in China, particularly in the Guangdong province. The suppliers she met in the Guangdong province of China include Kingsin Furniture, Huasheng Furniture Manufacturing Co. Ltd., Haojin Furniture Factory Co. Ltd., Sailisha Furniture Co. Ltd. and Chuang Hui Furniture Co. Ltd. We have purchase furniture goods from all of the suppliers named in the statement. Our management plans to further develop relationships with these furniture manufacturers by doing things such as beginning to purchase a small amount of merchandise from them, establishing a good credit history with these manufacturers and attending their facilities periodically for inspection of their furniture goods, in order to achieve a greater competitive advantage.

Competitive Comparison

Our products contain these features that distinguish them from those of our competitors:

  our furniture will be imported from low cost suppliers and manufacturers in China which would give us a competitive advantage.
  we will focus on furniture goods with oriental features.
  we plan to rely on our contacts and associates in China to assist us in inspecting products prior to shipping to Canada. This will ensure that our furniture will be of higher quality, compared to other importers who may not have the ability to thoroughly pre-inspect their products.

Future Products

We plan to continually look for furniture products with primarily Chinese or Asian styles that we can introduce to the consumer. We intend to proactively adapt to the changing tastes of the consumer.

There are two major furniture trade shows in China every year (April and October). Our management has made plans to regularly attend these shows in the future in order to remain up-to-date with Chinese furniture fashion and consumer demand. These shows will serve as a beneficial networking tool and help us to expand our network of suppliers and manufacturers.

The Chinese Imports Market in Canada

According to Statistics Canada Spotlight: International Trade 2004, Canada’s merchandise trade surplus with the world jumped from $58.2 billion in 2003 to $67.2 billion in 2004. Despite the soaring value of the Canadian dollar, both exports and imports surged. There was an all-time high in trade surplus with the United States, Canada’s leading trading partner, which was valued at $139.3 billion. More importantly, trade deficit with China grew by $3.7 billion from the previous year to a record high of $17.5 billion in 2004. China, a major force on the international scene, is Canada’s second largest national trading partner.

Furthermore, according to Statistics Canada Spotlight: International Trade 2004, Canada’s two-way trade with China underwent explosive growth, surpassing $30.7 billion in 2004. This figure is 31.5% higher than 2003. Currently, Canada’s trade deficit with China is larger than with any other single country. This is in part due to the rising value of the Canadian dollar, which has lowered the costs of imports. Imports increased 6.2% to $363.1 billion in 2004. Specifically, imports from China grew a substantial 29.7% to $24.1 billion in 2004, which accounts for 6.8% of Canada’s imports. As China’s infrastructure continues to develop, trade with Canada will only increase. The statistics discussed in this section can be found on Statistics Canada’s website at the following URL Address: http://www42.statcan.ca/smr04/2005/08/smr04_24105_04_e.htm.

The Furniture Market in Canada

Beginning in 2007, we will primarily focus our efforts on the new product line: furniture goods made in China with primarily Chinese or Asian styles. According to Canadian Business Map: the Canadian Household Furniture Market, the Canadian household furniture market grew by 15% in 2004 and continued to grow in 2005. Traditionally, the U.S. is the dominant importer of household furniture in Canada. Lately however, other countries have seen an increase in their furniture exports to Canada, and in this case, China has surpassed U.S. household furniture export figures. This increase in demand for foreign furniture is helped by a strong Canadian dollar, which makes imports more affordable. Another contributor to this growth in demand is the strong Canadian housing market.

Currently, the Alberta housing market is rapidly expanding due to the shortages caused by the mass migration of people to the province and strong industrial activities in the energy sector. According to recent statistics, January housing starts hit a three year high and are expected to continue to rise. We plan to take advantage of this strong demand created by new home owners that need to furnish their houses as well as those who wish to renovate and upgrade their existing houses.

Market Segmentation

The Canadian household furniture market is very diverse with a wide variety of consumer preferences. Based on our observation, younger Canadians in general prefer more casual furniture with unique and fashionable styling, while the older population prefers more conventional furniture. We believe that age is often a determining factor for consumer preferences in terms of furniture and home decor purchasing. Also, there seems to be a direct correlation between household size as well as income, and the amount spent on furniture. Furthermore, homeowners tend to spend more money on furniture than those who rent.

Some of the main consumers for office and institutional furnishings are private sector companies, government bodies, home office consumers, academic institutions, religious and social institutions. We believe demand growth will be the highest in large urban centers where population concentration continues to increase. Future household furniture demand is also likely to be influenced by changes in lifestyles and values. We believe demand for household furniture is expected to increase in the long- term as consumers' interest in home enhancement reaches a greater level of importance. In particular, we believe this trend is reflected in the growing popularity of home entertainment, fitness as well as comfort. We also believe that as consumer become more sophisticated and globalized in their taste in home furnishing, we can take advantage of growing demand by focusing on the supply of good quality furniture products manufactured in China with unique Chinese or Asian styles.

Our Strategy and Implementation

We aim to provide quality products manufactured in China with unique Chinese or Asian styles and to provide good service. Our current sales channels, through private sales, a general store and an auction house, allow us to maintain a low overhead costs. We believe that this strategy will help us to remain competitive.

We try to ensure that our furniture goods are of good quality by site inspection of all the furniture selected and as well inspect the furniture when they are loaded into a container. We believe that by using these screening methods, the company can achieve a high quality product.

In order to provide a wide selection of furniture, we will allow our customers to select furniture from catalogues from our suppliers. With this arrangement, it allows our company to import a variety of furniture to satisfy our customers’ desire and at the same time to maintain a good control of our capital resource.

Currently, we have relatively low overhead costs. We are not burdened by having a retail store front or a large sales staff. Using Able Auctions and the General Store, we do not have to put resources into the retail side of the business. Both these channels do the selling for us, while taking a commission. This commission is more economical than having a storefront and a full time staff. It also means we do not have to carry a large inventory of products to fill a retail storefront.

Government Approval and Effect of Governmental Regulations

Our business of selling imported products manufactured in China or other foreign countries does not require specific government approval and is not affected significantly by government regulations of Canada, other than general regulations relating to safety of consumer products and import tariffs and duties. We are subject to risks and uncertainties associated fluctuation of import duties and quotas on the goods we import into Canada. Furthermore,

China or other countries in which our products are currently manufactured or may be manufactured in the future may become subject to trade restrictions imposed by the Canadian or foreign governments. However, at the time of this registration statement, there is no trade restriction imposed on the goods we import from China to Canada.

Employees

The current management consists of Pui Shan Lam, the founder of our company and SWAV Holdings, Thomas Chan, Chief Financial Officer, Secretary and a director of SWAV Enterprises. This management team is supported by 3 associates and part-time staffs. The management of the company will focus their attention in developing the sale channels and sourcing of products while the many administrative functions will be handled by part-time staffs.

In addition to our own direct employees, we have also relied on Grace Weisgerber, who is an associate employed by Able Auctions in Calgary, Alberta. We do not employ Ms. Grace Weisberber directly but we access her many years of experience in the auction market through our engagement of Able Auction to assist us in the auctioning of our imported goods.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

The following discussion should be read in conjunction with audited financial statements of our company and SWAV Holdings, our wholly owned subsidiary, and unaudited consolidated financial statements of our company and the related notes that appear elsewhere in this registration statement and prospectus. Because we were only recently incorporated in March 2007 and we acquired SWAV Holdings on April 1, 2007, we are providing the audited financial statements of SWAV Holdings for its fiscal year ended May 31, 2006 and its 10-month transitional fiscal year from June 1, 2006 to March 31, 2007. We also included the audited financial statements of our company for the fiscal year from March 20, 2007 (date of inception) to March 31, 2007, which also included pro forma consolidated financial statements giving effect to the share exchange between our company and SWAV Holdings as if it took place June 1, 2006. The audited financial statements of SWAV Holdings report financial information for its fiscal year ended May 31, 2006 and its 10-month transitional fiscal year ended March 31, 2007 because SWAV Holdings changed its fiscal year end from May 31 to March 31 in 2007. Finally, we included the unaudited consolidated financial statements of our company for the six months ended September 30, 2007.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 6.

The audited financial statements of our company and SWAV Holdings and our unaudited consolidated financial statements are stated in U.S. dollars and are prepared in accordance with United States generally accepted accounting principles.

Results of Operations

Three Months Ended September 30, 2007 Compared to Three Months Ended September 30, 2006

During three months ended September 30, 2007, we generated $13,520 in revenue, compared to $309 generated in the three months ended September 30, 2006. This revenue was generated from sales of gift products through various stores and also an auction house in Calgary, Canada. The cost of sales for the three months ended September 30, 2007 was $11,575 compared to $Nil in the three months ended September 30, 2006. The cost of sales included the total cost of purchased goods, transportation, import duty, custom tax, etc. for the goods purchased during the period.

During three months ended September 30, 2007, our operating expenses totaled $21,864, compared to $6,688 for the same period in the previous year. The operating expenses in the three months ended September 30, 2007 included administration fees of $5,918, filing fees of $1,528, incorporation costs of $Nil, office and general expenses of $2,112, professional fees of $5,098, rent of $2,554, travel and promotion expenses of $1,592 and wages of $3,062. The operating expenses in the three months ended September 30, 2006 included administration fees of $Nil, filing fees of $Nil, incorporation costs of $Nil, office and general expenses of $4,570, professional fees of $Nil, rent of $2,100, travel and promotion expenses of $18 and wages of $Nil.

We incurred a net loss of $19,919 for three months ended September 30, 2007, compared to $2,368 for the three months ended September 30, 2006.

Six Months Ended September 30, 2007 Compared to Four Months Ended September 30, 2006

During six months ended September 30, 2007, we generated $15,350 in revenue, compared to $309 generated in the four months ended September 30, 2006. This revenue was generated from sales of gift products through various stores and also an auction house in Calgary, Canada. The cost of sales for the six months ended September 30, 2007 was $13,365 compared to $Nil in the four months ended September 30, 2006. The cost of sales included the total cost of purchased goods, transportation, import duty, custom tax, etc. for the goods purchased during the period.

During six months ended September 30, 2007, our operating expenses totaled $43,949, compared to $7,768 for the four months ended September 30, 2006. The operating expenses in the six months ended September 30, 2007 included administration fees of $9,565, filing fees of $1,528, incorporation costs of $1,368, office and general expenses of $2,780, professional fees of $14,023, rent of $5,495, travel and promotion expenses of $4,240 and wages of $4,950. The operating expenses in the four months ended September 30, 2006 included administration fees of $Nil, filing fees of $Nil, incorporation costs of $Nil, office and general expenses of $4,775, professional fees of $Nil, rent of $2,100, travel and promotion expenses of $893 and wages of $Nil.

We incurred a net loss of $41,964 for six months ended September 30, 2007, compared to $2,101 for the four months ended September 30, 2006.

10 Month Transitional Fiscal Year Ended March 31, 2007 Compared to Fiscal Year Ended May 31, 2006

During the 10-month transitional fiscal year ended March 31, 2007, SWAV Holdings generated $18,802 in revenue, compared to $18,764 in revenue for the fiscal year ended May 31, 2006. The revenue of $18,802 during the 10-month transitional fiscal year ended March 31, 2007 was generated from sales of gift products of $7,631 and consulting revenue of $11,171, while the revenue of $18,764 for the fiscal year ended May 31, 2006 was generated from sales of gift products of $41 and consulting revenue of $18,723. Sales of gift products were carried out principally through various stores in Calgary, Canada and through an auction house in Calgary, Canada. In addition to the sales of gift products, we also provided consulting services to other companies who carry out various projects in China during these two years. The consulting services provided include the introduction of clients from China to a Canadian company and assisting this company in executing its projects in China. During the fiscal year of ended May 31, 2006, we had temporarily reduced our activities in the sales of gift products and focused principally in providing consulting services. For the 10-month transitional fiscal year ended March 31, 2007, we returned to do sales of gift products and reduced our activities in consulting services.

During the 10-month transitional fiscal year ended March 31, 2007, the cost of sales incurred by SWAV Holdings on the orders was $16,278. The cost of sales included the cost of the purchased goods, transportation, import duty, custom tax, write down of the inventory, etc. SWAV Holdings did not incur any cost of sales during the fiscal year ended May 31, 2006 because we had reduced our activities in the sales of gift products and focused our effort principally in the consulting business.

During the 10-month transitional fiscal year ended March 31, 2007, the total operating expenses of SWAV Holdings were $27,961 compared to the total operating expenses of $10,234. The principal components of the increase in the expenses of SWAV Holdings included higher office and general expenses, higher rent and higher selling and promotion expenses. The office and general expenses, rent and selling and promotion expenses of SWAV Holdings during the 10-month transitional fiscal year ended March 31, 2007 were $6,863, $7,063 and $4,391 compared to $2,411, $1,469 and $3,046 during the fiscal year ended May 31, 2006, respectively. The higher expenses in the 10-

month transitional fiscal year ended March 31, 2007 was mainly due to the company reactivating its gift products business and also its effort in developing its furniture business.

SWAV Holdings incurred a net loss of $25,437 for the 10-month transitional fiscal year ended March 31, 2007 compared to a net income of $455 for the fiscal year ended May 31, 2006.

Capital Resource Requirements

As of September 30, 2007, we had working capital of $32,771. Our ongoing operating expenses and working capital requirements for the next twelve months are broken down as follows:

Estimated Expenses for the Next Twelve Month Period
Operating expenses
Accounting and Legal	$20,000
Annual Return	$300
Auto Expenses	$500
Business Entertainment	$1,000
Bank Charges and Interest	$1,000
Donation	$0
Administrative	$10,000
Office Supplies	$1,000
Printing and Stationery	$500
Rental	$8,400
Telephone	$1,200
Total	$39,900

Financial Condition, Liquidity and Capital Resources

As of September 30, 2007, we had working capital of $32,771. As of September 30, 2007, our total current assets were $44,602, which included cash and cash equivalents of $31,946, inventory of $9,437 and prepaid expense of $2,422, and our total current liabilities were $11,831.

We plan to finance our procurement of furniture goods with our own working capital. We have purchased our first container of furniture goods and paid $17,000 in cash. We plan to conduct the sales of our furniture goods one container at a time, i.e. we do not plan to purchase a new container of furniture goods until a substantial portion of our current container of furniture goods has been sold. As we do not plan to maintain a high level of inventory for our furniture goods, we believe that we should be able to finance our supply of inventory through our current working capital and future revenues.

Management believes that our company’s cash will be sufficient to meet our working capital requirements for the next twelve month period. Should this prove not to be the case, our company plans to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirements for the next twelve months primarily through the private placement of our equity securities. There is no assurance that our company will be able to obtain further funds required for our continued working capital requirements.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the continued financial support from our shareholders, our ability to obtain necessary equity financing to continue operations, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period from March 20, 2007 (date of inception) to March 31, 2007, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

On May 4, 2007, we issued an aggregate of 2,500,000 common shares to the selling security holders at an offering price of $0.03 per share for gross offering proceeds of $75,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. The proceeds will be used for working capital. We issued all of the 2,500,000 common shares to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Critical Accounting Policies and Estimates

Financial Reporting Release No. 60 recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. The Securities and Exchange Commission (“SEC”) defines critical accounting policies as those that are, in management's view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities at the date of our financial statements. We base our estimates on historical experience, actuarial valuations and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Some of those judgments can be subjective and complex and, consequently, actual results may differ from these estimates under different assumptions or conditions. While for any given estimate or assumption made by our management there may be other estimates or assumptions that are reasonable, we believe that, given the current facts and circumstances, it is unlikely that applying any such other reasonable estimate or assumption would materially impact the financial statements.

Accounts subject to significant accounting estimates are donated capital and valuation allowance for income taxes. Donated capital has been based on the estimated fair value that would have been paid to third parties to perform the services during the periods when no cash outlay was made for those services. The income tax valuation is based on the fact that the Company does not have a stable earnings history and has a significant accumulated deficit.

The accounting principles we utilized in preparing our financial statements conform in all material respects to generally accepted accounting principles in the United States of America.

Off-Balance Sheet Arrangements

As of January 14, 2008, we had no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

During the six month period ended September 30, 2007, Pui Shan Lam, the president and founder of SWAV Holdings, received $1,513 from SWAV Holdings for providing storage space and a net wage of $4,950 for providing management services for the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company’s common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the subject company’s common stock then outstanding which, in our case, will equal approximately 114,000 shares as of the date of this prospectus; or

(2) the average weekly trading volume of the subject company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 8,900,000 shares of our common stock that may be sold pursuant to Rule 144 after April 1, 2008. Rule 144 applies to the 8,900,000 shares of our common stock except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 2,500,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. There are currently 53 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

Executive Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended March 31, 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended March 31, 2007, who we will collectively refer to as our named executive officers, of our company for the years ended March 31, 2007 and 2006, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation does not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensati on ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pui Shan Lam President, Chief Executive Officer and Director	2007 2006	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A
Thomas Chan Chief Financial Officer, Secretary and Director	2007 2006	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

(1)	Miss Lam became our President, Chief Executive Officer and a director on March 20, 2007.
(2)	Mr. Chan became our Chief Financial Officer, Secretary and a director on April 25, 2007.

We have not entered into written employment agreements with our directors and officers. Since April 1, 2007, we have begun to pay a fee of CAD$900 per month to Miss Lam for management services she provides to our company. This payment arrangement has not yet been reduced in writing but we believe we will continue pay Miss Lam CAD$900 per month for her management services for at least the next 12 months unless both Miss Lam and our company agree to terminate this arrangement first.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers, except that stock options may be granted at the discretion of our board of directors in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at January 14, 2008, we had not adopted any equity compensation plan and no stock, options, or other equity securities were awarded to our principal executive officer or two other most highly compensated executive officers.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended March 31, 2007, we did not pay any compensation or grant any stock options to our directors.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are currently not required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We plan to have our common stock quoted on the OTC Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. If that happens, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC's website at http://www.sec.gov.

You may read and copy any materials that we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

The financial statements of our company and SWAV Holdings are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States.

The following consolidated financial statements pertaining to our company are filed as part of this registration statement:

SWAV ENTERPRISES LTD.

(A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 2007

K. R. MARGETSON LTD.	CHARTERED ACCOUNTANT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Swav Enterprises Ltd.

We have audited the accompanying balance sheet of Swav Enterprises Ltd. (a Development Stage Company) as of March 31, 2007 and the related statements of operations, stockholders' deficit and cash flows for the period from March 20, 2007 (Date of Inception) to March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2007 and the results of its operations and its cash flows for period from March 20, 2007 (Date of Inception) to March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared using accounting principles generally accepted in the Unites States of America assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company and has yet to commence operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to their planned financing and other matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

North Vancouver, Canada	“K R. MARGETSON LTD.”
September 6, 2007	Chartered Accountant

331 EAST 5TH STREET	TELEPHONE: 778-338-8049 NE:
NORTH VANCOUVER BC V7L 1M1	FACSIMILE: 778-338-8055
CANADA	E-MAIL: keith@krmargetson.com

SWAV ENTERPRISES LTD.
(A Development Stage Company)
BALANCE SHEET
March 31, 2007

ASSETS
Current
Prepaid expenses	$2,602
Total Assets	$2,602

LIABILITIES
Current
Accounts payable and accrued liabilities	$867
Advance from related party – Note 3	2,602
Total Liabilities	3,469
STOCKHOLDERS’ DEFICIT
Capital Stock
Authorized:
25,000,000 common shares with a par value of $.001
No shares issued and outstanding	--
Accumulated deficit	(867)
Total Stockholders’ Deficit	(867)
Total Liabilities and Stockholders’ Deficit	$2,602

Going Concern – Note 2

SEE ACCOMPANYING NOTES

SWAV ENTERPRISES LTD.
(A Development Stage Company)

STATEMENT OF OPERATIONS
for the period from March 20, 2007 (Date of Inception)
to March 31, 2007

Accumulated for
the period from
March 20, 2007
(Date of Inception) to
March 31, 2007

Expenses
Professional fees	$867

Net loss for the period	$(867)

Basic and fully diluted net loss per common share	Nil

Weighted average common shares outstanding	Nil

SEE ACCOMPANYING NOTES

SWAV ENTERPRISES LTD.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
for the period from March 20, 2007 (Date of Inception)
to March 31, 2007

Accumulated for
the period from
March 20, 2007
(Date of Inception) to
March 31, 2007

Operating Activities
Net loss for the period	$(867)
Cash provided by (used in) changes in operating assets and liabilities
Prepaid expenses	(2,602)
Accounts payable and accrued liabilities	867
Net cash provided by (used in) Operating Activities	(2,602)

Financing Activities
Advance from related party	2,602

Net cash provided by Financing Activities	2,602

Change in cash and cash equivalents during the period	--
Cash and cash equivalents, beginning of the period	--

Cash and cash equivalents, end of the period	$--

Supplemented disclosure of cash flow information:
Cash paid for:
Interest	$--

Income taxes	$--

SEE ACCOMPANYING NOTES

SWAV ENTERPRISES LTD.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT
for the period from March 20, 2007
(Date of Inception)
to March 31, 2007

					Additional
	Common Stock				Paid-in		Accumulated
	Shares		Amount		Capital		Deficit		Total

Balance, March 20, 2007	---	$	---	$	---	$	---	$	---

Net loss for the period ended
March 31, 2007	---		---		---		(867)		(867)

Balance, March 31, 2007		$	---	$	---		$(867)		$(867)

SEE ACCOMPANYING NOTES

SWAV ENTERPRISES LTD.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007

Note 1	Operations

The Company was incorporated in the State of Nevada on March 20, 2007 and did not have any operations from then until March 31, 2007.

The Company has adopted March 31 as its fiscal year end.

Note 2	Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Going Concern

These financial statements have been prepared on the going concern basis, which presumes that the Company will continue operations for the foreseeable future and will be able to realize assets and discharge liabilities in the normal course of business. The Company is in the development stage as of March 31, 2007 and to date has had no significant operations. The Company has accumulated a deficit of $867 since inception, has yet to achieve profitable operations, raising substantial doubt about the Company’s ability to continue as a going concern. The successful completion of the Company’s development program is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not reflect the adjustments or reclassifications to the assets and liabilities which would be necessary if the Company was unable to continue its operations. Management anticipates that additional funding will be in the form of equity financing from the sale of common stock. Management may also seek to obtain short-term loans from the directors of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may ultimately differ from the estimates. Management believes such estimates to be reasonable.

Swav Enterprises Ltd.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007

Note 2	Summary of Significant Accounting Policies – (cont’d)

Cash Equivalents

Cash equivalents are defined as highly liquid securities with maturities of three months or less.

Foreign Currency Translation

The functional currency of the Company is Canadian dollars (“C$”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Year end and average US$: C$ exchange rate - $1.1529

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” and International Accounting Standards IAS 33. Basic loss per share is computed using the weighted average number of shares outstanding during the period (year). Diluted earning’s per share includes the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“FAS 109”) which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

Swav Enterprises Ltd.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007

Note 2	Summary of Significant Accounting Policies – (cont’d)

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents, accounts payable and accrued liabilities and related party payable, approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Currency Risks

The Company incurs expenditures in Canadian dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations. As at March 31, 2007, prepaid expenses, accounts payable and accrued charges and advances from related party were all denominated in Canadian dollars.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which is effective for the Company as of its inception. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Swav Enterprises Ltd.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007

Note 3	Related Party Transactions

Advance from related party represent amounts owing to a company with common management. The advances are unsecured, non-interest bearing and have no specific terms for repayment.

Note 4	Events Subsequent to the Year End

On April 1, 2007, the Company entered into an agreement to acquire 100% of the outstanding common shares of Swav Holdings Inc., a related company with common management. The Company issued an aggregate of 8,900,000 authorized but heretofore unissued shares of common stock, par value $.001 per share. This transaction closed on April 1, 2007.

The Company is the legal acquirer of Swav Holdings Inc. and there will be no name change as a result of the transaction. However, for accounting purposes, the acquisition has been treated as a recapitalization of Swav Holdings Inc. with Swav Holdings Inc. as the accounting acquirer and with the Company as the accounting target. (Referred to as a reverse take-over). Accordingly, it is a capital transaction, with no consideration attached to goodwill.

The historical financial statements of the consolidated Company then become a continuation of the financial statements of Swav Holdings Inc. As the transaction is treated as a recapitalization of Swav Holdings Inc., retroactive effect is given to the historical capital structure previously issued financial statements of that company.

The historical financial information giving effect to the transaction as if it took place June 1, 2006 is as follows:

SWAV ENTERPRISES LTD.

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

MARCH 31, 2007

	Historical	Historical			Consolidated
	Swav	Swav	Pro Forma		Condensed
	Holdings Inc	Enterprises Ltd.	Adjustments		Pro Forma

ASSETS
Current
Cash and cash
equivalents	$418	$--			$418
Due from related party	2,602	--	(2,602)	(1)	--
Prepaid expenses		2,602	(2,602)	(3)	--

Total Assets	$3,020	2,602			$418

Swav Enterprises Ltd.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007

Note 4	Events Subsequent to the Year End - (cont’d)

LIABILITIES
Current		--
Accounts payable and
accrued liabilities	$832	$867			$1,699
Advance from related
party	--	2,602	(2,602)	(1)	--

Total Liabilities	832	3,469			1,699

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	76,100	--	(67,200)	(2)	8,900
Additional paid in capital			67,200	(2)	67,200

Donated capital	36,010				36,010
Accumulated other
comprehensive loss	(12,242)				(12,242)
Accumulated deficit	(97,680)	(867)	(2,602)	(3)	(101,149)

Total Stockholders’ Equity
(Deficit)	2,188	(867)			(1,281)

Total Liabilities and Stock-
holders’ Equity (Deficit)	$3,020	$2,602			$418

(1) To eliminate contra balances.
(2) To record the issuance of 8,900,000 of $.001 par value shares of Swav Enterprises Ltd. stock in exchange for the outstanding common shares of Swav Holdings Inc.
(3) To account for the prepayment of professional fees as part of the share exchange transaction.

Swav Enterprises Ltd.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2007

Note 4	Events Subsequent to the Year End - (cont’d)

SWAV ENTERPRISES LTD.

PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT

YEAR ENDED MARCH 31, 2007

	Historical	Historical			Consolidated
	Swav	Swav	Pro Forma		Condensed
	Holdings Inc	Enterprises Ltd.	Adjustments		Pro Forma

Sales	$7,631	--			$7,631

Cost of sales	16,278	--			16,278

Gross loss	(8,647)	--			(8,647)
Consulting revenue	11,171	--			11,171

Income before operating expenses	2,524	--			2,524

Expenses
General and administrative	6,863	--			6,863
Professional fees	876	867			1,743
Rent	7,063				7,063
Travel and promotion	4,391	--			4,391
Professional expenses related to
share Exchange	--	--	2,602	(3)	2,602

	19,193	867			22,662

Net loss	$(16,669)	$(867)			$(20,138)

Basic and diluted (loss) per share	$(10.65)	$--			$--

Weighted average number of shares
outstanding	1,001	--			8,900,000

On May 4, 2007 the Company completed a private placement, issuing 2,500,000 for $67,757 in cash.

SWAV HOLDINGS INC.

FINANCIAL STATEMENTS

March 31, 2007 and May 31, 2006

K. R. MARGETSON LTD.
CHARTERED ACCOUNTANT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Swav Holdings Inc.

We have audited the accompanying balance sheets of Swav Holdings Inc. as of March 31, 2007 and May 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 2007 and May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2007 and May 31, 2006 and the results of its operations and its cash flows for the years ended March 31, 2007 and May 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3. to the financial statements, the Company corrected an accounting error by re-stating previously issued financial statements.

The accompanying financial statements have been prepared using accounting principles generally accepted in the Unites States of America assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial losses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to their planned financing and other matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

North Vancouver, Canada	“K R. MARGETSON LTD.”

September 6, 2007	Chartered Accountant

331 East 5th Street	TELEPHONE: 778-338-8049 NE:
North Vancouver, BC V7L 1M!	FACSIMILE: 778-338-8055
CANADA	E-MAIL: keith@krmargetson.com

SWAV HOLDINGS INC.
BALANCE SHEETS
March 31, 2007 and May 31, 2006

ASSETS	March 31	May 31
	2007	2006
Current
Cash and cash equivalents	$418	$300
Advance from related party – Note 5	2,602	--

Total Assets	$3,020	$300

LIABILITIES
Current
Accounts payable and accrued liabilities	$832	$245
Due to related party – Note 6	--	59,406

Total Liabilities	832	59,651

STOCKHOLDERS’ EQUITY (DEFICIT)
Capital Stock – Note 3
Common stock: unlimited authorized shares, without par value
Class “A” and “B” voting, participating common shares
Class “C,” “D,” “E” and “F” non-voting, participating
common shares
Class “G” voting non-cumulative, redeemable, retractable
preferred shares
Class “H” non-voting, non-cumulative, redeemable, retractable preferred shares
1,488.33 Class ‘A’ shares issued and outstanding
(1,000 in 2006)	76,100	638
Donated capital as restated – Note 3	36,010	27,242
Accumulated other comprehensive loss	(12,242)	(14,988)
Accumulated deficit as restated – Note 3	(97,680)	(72,243)

Total Stockholders’ Equity (Deficit)	2,188	(59,351)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,020	$300

Going Concern – Note 2

SEE ACCOMPANYING NOTES

SWAV HOLDINGS INC.

STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
for the years ended March 31, 2007 (10 months) and
May 31, 2006

	Year
	(10 months)	Year ended
	Ended	May 31
	March 31	2006
	2007

Sales	$7,631	$41

Cost of sales	16,278	--

Gross profit (loss)	(8,647)	41
Consulting revenue	11,171	18,723

Income before operating expenses	2,524	18,764

Expenses
Management Fees – Note 3	8,768	10,234
Office and general	6,863	2,411
Professional fees	876	1,149
Rent	7,063	1,469
Selling and promotion	4,391	3,046

	27,961	18,309

Net income (loss) for the year	(25,437)	455
Other comprehensive income (loss)
Foreign currency adjustment	2,746	(7,680)

Comprehensive income (loss)	$(22,691)	$(7,225)

Basic and diluted income (loss) per share	$(25.41)	$0.46

Weighted average number of shares outstanding	1,001	1,000

SEE ACCOMPANYING NOTES

SWAV HOLDINGS INC.

STATEMENTS OF CASH FLOWS
for the years ended March 31, 2007 (10 months) and
May 31, 2006

	Year
	(10 months)	Year ended
	Ended	May 31
	March 31	2006
	2007
Operating Activities
Net income (loss) for the year	$(25,437)	$455
Adjustment for non cash expenses
Management fees	8,768	10,234
Changes in non-cash working capital balances consist of:
Accounts payable and accrued liabilities	587	95

Net cash provided by (used in) operating Activities	(16,082)	10,784

Financing Activities
Increase (decrease) in related party liability	16,056	(4,414)
Increase in related party receivable	(2,602)	--

Net cash provided by (used in) financing Activities	13,454	(4,414)

Foreign exchange translation	2,746	(7,680)

Increase (decrease) in cash and cash equivalents during the year	118	(1,310)
Cash and cash equivalents, beginning of the year	300	1,610

Cash and cash equivalents, end of the year	$418	$300

Supplemented disclosure of cash flow information:

Non-cash Financing Activities
Issue of common shares for debt to related party	$75,462	--

Cash paid for:

Interest	$-	$-

Income taxes	$-	$-

SEE ACCOMPANYING NOTES

SWAV HOLDINGS INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
for the years ended March 31, 2007 and May 31, 2006

			Accumulated
	Note 1		Other
	Common Stock		Comprehensive	Donated	Accumulated
	Shares	Amount	Income (Loss)	Capital	Deficit	Total

Balance, May 31, 2005, as
restated – Note 3	1,000	$638	$(7,308)	$17,008	$(72,698)	$(62,360)
Donated services				10,234		10,234
Net income for the year ended
May 31, 2006	-	-	-	-	455	455
Other comprehensive loss for the
year ended May 31, 2006	-	-	(7,680)	-	-	(7,680)

Balance, May 31, 2006	1,000	$638	$(14,988)	$27,242	$(72,243)	$(59,351)

Issue of shares for debt, March	483	75,462	-	-	-	75,462
30, 2007
Donated services				8,768	-	8,768
Net Loss for the year ended	-	-	-	-
March 31, 2007					(25,437)	(25,437)
Other comprehensive income for	-	-		-	-
the year ended March 31, 2007
			2,746			2,746

Balance, March 31, 2007	1,483	$76,100	$(12,242)	$36,010	$(97,680)	$2,188

SEE ACCOMPANYING NOTES

SWAV HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2007 and May 31, 2006

Note 1	Corporate Information

The Company was incorporated on March 15, 2001 in Alberta, Canada, and commenced operations shortly thereafter. On June 12, 2001, the Company changed its name from Megafortune Trading Inc. to Swav Holdings Inc. The company provides management services and imports and wholesales Chinese manufactured goods.

The Company changed its fiscal year end from May 31 to March 31. Accordingly, the 2007 fiscal year end consists of the ten month period from June 1, 2006 to March 31, 2007.

Note 2	Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Going Concern

These financial statements have been prepared on the going concern basis, which presumes that the Company will continue operations for the foreseeable future and will be able to realize assets and discharge liabilities in the normal course of business. The Company has accumulated losses of $109,922 as at March 31, 2007 and requires additional capital in order to remain a going concern. The continuation of the Company is dependent on its ability to obtain the necessary capital to achieve profitability and to meet the requirements, from time to time, of lenders, if any, who are willing to provide this financing. Management believes that its operations will generate additional funds and that it will be able to obtain additional capital primarily through the issue of shares and debt from outside investors and management.

These financial statements do not reflect the adjustments or reclassifications to the assets and liabilities which would be necessary if the Company was unable to continue its operations.

Cash Equivalents

Cash equivalents are defined as highly liquid securities with maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these

Swav Holdings Inc.
Notes to the Financial Statements
March 31, 2007 and
May 31, 2006 – Page 2

Note 2	Summary of Significant Accounting Policies – (cont’d)

Use of Estimates – (cont’d)

estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may ultimately differ from the estimates. Management believes such estimates to be reasonable.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” and International Accounting Standards IAS 33. Basic loss per share is computed using the weighted average number of shares outstanding during the year. Diluted earning’s per share includes the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“FAS 109”) which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents, accounts payable and accrued liabilities and advances to and from related parties approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Currency Risks

The Company incurs expenditures in Canadian dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations. As at March 31, 2007, cash, advances to related party and accounts payable and accrued charges were all denominated in Canadian dollars.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. Under these guidelines, revenue is recognized when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Customers take ownership at point of sale and bear the costs and risks of delivery.

Costs of Goods Sold

The Company does not manufacture its own goods. The costs of goods sold include all direct costs incurred to acquire goods for sale, including original cost, duty and freight in. There were no warehousing costs incurred during the years ended March 31, 2007 and May 31, 2006.

Swav Holdings Inc.
Notes to the Financial Statements
March 31, 2007 and
May 31, 2006 – Page 3

Note 2	Summary of Significant Accounting Policies – (cont’d)

Comprehensive income

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Foreign currency translation

The functional currency of the Company is Canadian dollars (“C$”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	2007	2006
Year end C$ : US$ exchange rate	.86738	.90678
Average yearly C$ : US$ exchange rate	.87619	.85105

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date.

In February 2006, the Financial Accounting Standards Board issued FASB Interpretation No 155, Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No 133 and 140 (“SFAS No. 155”). In March 2006, the Financial Accounting Standards Board issued FASB Interpretation No 156, Accounting for Servicing of Financial Assets – an amendment for FASB Statement No 140 (“SFAS No 156”). SFAS 155 and 156 have no current applicability to the Company and have no effect on the financial statements.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No 109 (“FIN 48”). FIN 48 is intended to reduce the diversity encountered in practice with regard to certain aspects of recognition and measurement related to accounting for income taxes, and to clarify the accounting and disclosure for uncertainty in tax positions. FIN 48 introduces a new and more comprehensive model of accounting and reporting for a number of tax positions routinely taken by corporations when filing their tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management is currently evaluating the application of FIN 48 but does not expect the adoption of FIN 48 to have a material impact on its financial reporting or disclosure requirements.

Swav Holdings Inc.
Notes to the Financial Statements
March 31, 2007 and
May 31, 2006 – Page 3

Note 2	Summary of Significant Accounting Policies – (cont’d)

In September 2006, the Financial Accounting Standards Board issued FASB Interpretation No 157, Fair Value Measurements (“SFAS No. 157”). SFAS No 157 defines fair value, establishes a framework for measuring fair value under GAAP, expands the required disclosures regarding fair value measurements, and applies to other accounting pronouncements that either require or permit fair value measurements. This statement does not require any new fair measurements, but for some entities, the application of this statement may change current practice. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

In September 2006, the Financial Accounting Standards Board issued FASB Interpretation No 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS No 15”). SFAS No 158 amends SFAS No 87, 88, 106 and 132(R). SFAS No 158 requires employers to recognize in its statement of financial position an asset for a plan’s over-funded status or a liability for a plan’s under-funded. It requires employers to measure the plan assets and obligations that determine its funded status as of the end of the fiscal and year. It also requires employers to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur, with the changes reported in comprehensive income. SFAS No 158 is required to be adopted by entities having fiscal years after December 15, 2006. As the Company does not have any defined benefit plan or other postretirement plans, this standard is not expected to have an impact on the Company’s financial statements.

In February 2007, the Financial Accounting Standards Board issued FASB Interpretation No 159, The Fair Value Option for Financial Assets and Financial Liabilities –Including an Amendment of FASB Statement No 115 (“SFAS No 159”), which permits companies to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis (the fair value option). This standard is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this standard would have on the Company’s financial condition or results of operation.

In September 2006, the SEC issued Staff Accounting Bulletin No 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Instruments (“SAB No 108”). SAB No 108 provides guidance in considering the effects of prior year misstatements in the quantification of current year misstatements, for the purpose of determining whether the current year’s financial statements are materially misstated. SAB No 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No 108 has not had a material impact on the Company’s financial condition or results of operations.

Note 3	Correction of Errors in Previously Issued Financial Statements

Management provided services in the years from 2001 to 2007 for which for which it received no cash remuneration. No accommodation was made in the accounts for these services. Management has subsequently determined that those services should be recognized as a cost of operations and as an equity contribution of donated services. The financial statements have been restated in accordance with FASB Interpretation No. 154, Accounting Changes and Errors Corrections. The changes on previously issued financial statements are as follows:

Swav Holdings Inc.
Notes to the Financial Statements
March 31, 2007 and
May 31, 2006 – Page 3

Note 3	Correction of Errors in Previously Issued Financial Statements – (cont’d)

Balance Sheet	As	As Restated	Effect of
	originally		Change
	reported
May 31, 2006
Stockholders’ Equity (Deficit)
Donated Capital	$--	$27,242	$27,242
Accumulated Deficit	$(45,001)	$(72,243)	$(27,242)

March 31, 2007
Stockholders’ Equity (Deficit)
Donated Capital	$--	$36,010	$36,010
Accumulated Deficit	$(61,670)	$(97,680)	$(36,010)

Statement of Operations	As	As Restated	Effect of
	originally		Change
	reported
May 31, 2006
Expenses
Management fees	$--	$10,234	$(10,234)
Total expenses	$8,075	$18,309	$(10,234)
Total income for the year	$10,689	$455	$(10,234)
Comprehensive income (loss)	$3,009	$(7,225)	$(10,234)
Basic and diluted income per share	$10.69	$.46	$(10.23)

March 31, 2007
Expenses
Management fees	$--	$8,768	$(8,768)
Total expenses	$19,193	$27,960	$(8,768)
Total income (loss) for the year	$(16,669)	$(25,437)	$(8,768)
Comprehensive loss	$(13,923)	$(22,691)	$(8,768)
Basic and diluted loss per share	$(16.65)	$(25.41)	$(8.76)

Statement of Cash Flows	As	As Restated	Effect of
	originally		Change
	reported
May 31, 2006
Net income for the year	$10,689	$455	$(10,234)
Adjustment for non-cash expenses
Management fees	$--	$10,234	$10,234

Swav Holdings Inc.
Notes to the Financial Statements
March 31, 2007 and
May 31, 2006 – Page 3

Note 3	Correction of Errors in Previously Issued Financial Statements – (cont’d)

Statement of Cash Flows	As	As Restated	Effect of
	originally		Change
	reported
March 31, 2007
Net income for the year	$(16,669)	$(25,437)	$(8,768)
Adjustment for non-cash expenses
Management fees	$--	$8,768	$8,768

Statement of Stockholder’s Deficit	As	As Restated	Effect of
(Equity)	originally		Change
	reported
May 31, 2005
Balance, Donated capital	$--	$17,008	$17,008
Balance, Accumulated Deficit	$(55,690)	$(72,698)	$(17,008)

Donated services for the year ended
May 31, 2006 (Donated capital)	$--	$10,234	$10,234
Balance, Donated capital	$--	$27,242	$27,242
Balance, Accumulated Deficit	$(45,001)	$(72,243)	$(27,242)

Donated services for the year ended
March 31, 2007 (Donated capital)	$--	$8,768	$8,768
March 31, 2007
Balance, Donated capital	$--	$36,010	$36,010
Balance, Accumulated Deficit	$(61,670)	$(97,680)	$(36,010)

Note 4	Capital Stock

On March 30, 2007 the Company issued 483.33 shares in aggregate for $75,462 of debt. As at March 31, 2007, there were no shares subject to options, warrants or other agreements.

Note 5	Income Taxes

As at March 31, 2007, the Company had net deferred tax assets calculated at an expected rate of 32.1% of approximately $19,800 arising from approximate net operating loss carry forward of $61,700 for income tax purposes, which expire in the years from 2009 to 2027. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded. The significant components of the deferred tax asset at March 31, 2007 and May 31, 2006 were as follows:

Swav Holdings Inc.
Notes to the Financial Statements
March 31, 2007 and
May 31, 2006 – Page 3

Note 5	Income Taxes – (cont’d)

	2007	2006
Net operating loss carried forward	$61,700	$45,000
Deferred tax asset	19,800	14,500
Valuation allowance	(19,800)	(14,500)
Deferred tax asset	$-	$-

The change in allowance from May 31, 2006 to March 31, 2007 was $5,300

Note 6	Related Party Transactions

Advances to related party represent advances to sole shareholder of the Company, Swav Enterprises Ltd. for legal expenses paid by the Company on behalf of Swav Enterprises Ltd. Due to related party represent advances from a company with common management. Advances are unsecured and without interest or stated terms of repayment.

During the years ended March 31, 2007 and May 31, 2007 the Company had the following transactions with companies with common control:

	2007	2006
Rent paid to related parties	$2,167	$1,469

Note 7	Reorganization and subsequent event

On April 1, 2007, the Company entered into a share agreement with Swav Enterprises Ltd., a Nevada company, related under common management Under this agreement, Swav Enterprises Ltd. received 100% of the outstanding shares of the Company in exchange for 8,900,000 of its shares of common stock of $.001 par value, authorized but heretofore unissued. The transaction has been accounted for as an acquisition by Swav Holdings Inc. as the acquirer (reverse take-over).

SWAV ENTERPRISES LTD.

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2007

SWAV ENTERPRISES LTD.
CONSOLIDATED BALANCE SHEETS
September 30, 2007 and March 31, 2007

ASSETS	September 30	March 31
	2007	2007
Current
Cash and cash equivalents	$31,946	$$418
Accounts Receivable	797	-
Inventory – Note 4	9,437	-
Prepaid Expenses	2,422	2,602

Total Assets	$44,602	$3,020

LIABILITIES
Current
Accounts payable and accrued liabilities	$11,831	$1,699

Total Liabilities	11,831	1,699

STOCKHOLDERS’ EQUITY
Capital Stock – Note 5
Authorized:
25,000,000 common shares with a par value of $.001
Issued and outstanding:
11,400,000 shares (8,900,000 in March 31, 2007)	11,400	8,900
Additional paid in capital	132,457	67,200
Donated capital	36,010	36,010
Accumulated other comprehensive loss	(6,585)	(12,242)
Accumulated deficit	(140,511)	(98,547)

Total Stockholders’ Equity	32,771	1,321

Total Liabilities and Stockholders’ Equity	$42,602	$3,020

Going Concern – Note 3

SEE ACCOMPANYING NOTES

SWAV ENTERPRISES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months and six months ended September 30, 2007 and the three months and four months ended September 30, 2006

	Three Months	Six Months	Three Months	Four Months
	Ended	Ended	Ended	Ended
	September 30	September 30	September 30	September 30
	2007	2007	2006	2006

Sales	$13,520	$15,350	$309	$309

Cost of sales	11,575	13,365	--	--

Gross profit	1,945	1,985	309	309
Consulting revenue	--	--	4,011	5,358

Income before operating expenses	1,945	1,985	4,320	5,667

Expenses
Administration fees	5,918	9,565	--	--
Filing fees	1,528	1,528	--	--
Incorporation costs	--	1,368	--	--
Office and general	2,112	2,780	4,570	4,775
Professional fees	5,098	14,023	--	--
Rent	2,554	5,495	2,100	2,100
Travel and promotion	1,592	4,240	18	893
Wages	3,062	4,950	--	--

	21,864	43,949	6,688	7,768

Net income (loss) for the period	(19,919)	(41,964)	(2,368)	(2,101)
Other comprehensive income
Foreign currency adjustment	3,464	5,657	64	716

Comprehensive income (loss)	$(16,455)	$(36,307)	$(2,304)	$(1,385)

Basic and diluted income (loss) per share	$(.001)	$(.003)	--	--

Weighted average number of shares
outstanding	11,400,000	10,935,519	8,900,000	8,900,000

SEE ACCOMPANYING NOTES

SWAV ENTERPRISES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the six months ended
September 30, 2007 and 2006

	Six Months	Six Months
	Ended	Ended
	September 30	September 30
	2007	2006
Operating Activities
Net income (loss) for the period	$(41,964)	$(2,101)
Adjustments required to reconcile net income to net cash flows from operating activities
Changes in non-cash working capital balances
consist of:
Accounts Receivable	(797)	--
Prepaid expenses	180	--
Inventory	(9,437)	(9,584)
Accounts payable and accrued liabilities	10,132	(803)

Net cash provided by (used in) Operating
Activities	(41,886)	(12,488)

Financing Activities
Issue of common shares for cash	67,757	--
Increase in advance from related party	--	11,749

Net cash provided by Financing Activities	67,757	11,749

Foreign exchange translation	5,657	716

Increase (decrease) in cash and cash equivalents during the period	31,528	(23)
Cash and cash equivalents, beginning of the period	418	300

Cash and cash equivalents, end of the period	$31,946	$277

Supplemented disclosure of cash flow
information:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

SEE ACCOMPANYING NOTES

SWAV ENTERPRISES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007 and 2006

Note 1	Restructuring

The Company was incorporated in the State of Nevada on March 20, 2007 and did not have any operations until April 1, 2007. On that date, the Company completed an agreement to acquire 100% of the outstanding common shares of Swav Holdings Inc. for an aggregate of 8,900,000 authorized but heretofore unissued shares of common stock, par value $.001 per share. For accounting purposes, the acquisition has been treated as a recapitalization of Swav Holdings Inc. with Swav Holdings Inc as the acquirer (reverse take-over). Accordingly, the accompanying consolidated financial statements reflect the historical financial statements of Swav Holdings Inc., the accounting acquirer, as adjusted for the exchange of shares on its equity accounts, the inclusion of the net liabilities of the accounting subsidiary as of the date of the merger on their historical basis and the inclusion of the accounting subsidiary’s results of operations from that date. Although the Company is the legal acquirer, Swav Holdings Inc. will be treated as having acquired the Company for accounting purposes and all of the operations reported represent the historical financial statements of Swav Holdings Inc.

Effective 2007, Swav Holdings Ltd. changed its fiscal year end from May 31 to March 31. Accordingly, the 2007 consolidated fiscal year end consists of the ten month period from June 1, 2006 to March 31, 2007.

Note 2	Interim Reporting

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ended March 31, 2008.

Note 3	Going Concern

These financial statements have been prepared on the going concern basis, which presumes that the Company will continue operations for the foreseeable future and will be able to realize assets and discharge liabilities in the normal course of business. The Company has accumulated losses of $147,096 as at September 30, 2007 and has not generated sufficient cash flow from operations to fund its activities. There can be no assurance that a self-supporting level of operation will ever be achieved. The Company believes that its operations will generate additional funds and that it will be able to obtain additional capital primarily through the issue of shares and debt from outside investors and management.

These financial statements do not reflect the adjustments or reclassifications to the assets and liabilities which would be necessary if the Company was unable to continue its operations.

Swav Enterprises Ltd.
Notes to the Consolidated Financial Statements
September 30, 2007 and 2006
Page 2

Note 4	Inventory

Inventory consists of finished goods purchased for resale and are carried at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Note 5	Capital Stock

On March 20, 2007 the Company issued 8,900,000 shares in aggregate for $75,462 of debt. On May 4, 2007 the Company completed a private placement, issuing 2,500,000 shares for $67,757 in cash.

Note 6	Related Party Transactions

During the six months ended September 30, 2007 the Company had the following transactions with related parties.

2007

Expenses paid to related parties:
Rent	$1,513
Wages	$4,950

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide that the corporation shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of its agents against expenses and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our Bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of the corporation; or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The term “proceeding” includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the Securities and Exchange Commission Registration Fees.

SEC registration fees		$2.30
Printing and engraving expenses	$	Nil(1)
Accounting fees and expenses		$12,500 (1)
Legal fees and expenses		$15,000 (1)
Transfer agent and registrar fees		$2,000 (1)
Fees and expenses for qualification under state securities laws	$	Nil
Miscellaneous		$1,000 (1)
Total		$30,504.97

(1) We have estimated these amounts

Item 26.	RECENT SALES OF UNREGISTERED SECURITIES

On April 1, 2007, we issued 6,000,000 common shares to Pui Shan Lam pursuant to a share exchange agreement we entered into with Ms. Lam. The issuance of our 6,000,000 common shares to Ms. Lam was completed as an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Ms. Lam was not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Also on April 1, 2007, we issued 2,900,000 common shares to seven shareholders of SWAV Holdings pursuant to a share exchange agreement we entered into with these individuals. The issuance of our 2,900,000 common shares to these seven individuals was completed as an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the seven individuals were U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On May 4, 2007, we issued 2,500,000 common shares to 45 subscribers in a private placement. We issued 2,500,000 common shares at an offering price of $0.03 per share for gross offering proceeds of $75,000 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Item 27.	EXHIBITS

Exhibit	Description
Number
3.1	Articles of Incorporation †
3.2	Bylaws †
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1	Share Exchange Agreement between SWAV Enterprises Ltd. and Pui Shan Lam dated April 1, 2007 †
10.2	Share Exchange Agreement among SWAV Enterprises Ltd. and Seven Shareholders of SWAV Holdings Inc. dated April 1, 2007 †
10.3	Form of Subscription Agreement used in the private placements that closed on May 4, 2007 between our company and 45 investors †
21	Subsidiaries of SWAV Enterprises Ltd.:
SWAV Holdings Inc., an Alberta corporation
23.1*	Consent of K.R. Margetson Ltd.
23.2*	Consent of Clark Wilson LLP (included in exhibit 5.1)
24.1*	Power of Attorney (Please see below)

* Filed herewith
† Incorporated by reference from our registration statement on Form SB-2 filed on October 16, 2007

Item 28. UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Alberta, Canada, on January 14, 2008.

SWAV ENTERPRISES LTD.

By:	/s/ Pui Shan Lam
Pui Shan Lam
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: January 14, 2008

By:	/s/ Thomas Chan
Thomas Chan
Chief Financial Officer, Secretary and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: January 14, 2008

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Pui Shan Lam as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:	/s/ Pui Shan Lam
Pui Shan Lam
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: January 14, 2008

By:	/s/ Thomas Chan
Thomas Chan
Chief Financial Officer, Secretary and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: January 14, 2008